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                                                                     Exhibit 4.3

                             CERTIFICATE OF TRUST OF
                          METROPOLITAN CAPITAL TRUST I
                          ----------------------------


                  THIS Certificate of Trust of Metropolitan Capital Trust I (the "Trust"), dated April 7, 1998, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.).

                      1. NAME. The name of the business trust formed hereby is Metropolitan Capital Trust I.

                      2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware, 19890-0001, Attention:
    Corporate Trust Administration.

                      3. Effective Date. This Certificate of Trust shall be effective upon filing.

                      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.



                                            WILMINGTON TRUST COMPANY,
                                            as trustee

                                            By: /s/ James P. Lawler
                                              ---------------------------------
                                                     Name: James P. Lawler
                                                     Title: Vice President